Exhibit 99

CACI Reports Record Second Quarter and First Half Results
Guidance Increased for Fiscal Year 2004
Net Income Up 35% for the Quarter to $14.3 Million
Revenue Up 29% for the Quarter to $263.4 Million

ARLINGTON, Va., Jan. 21 /PRNewswire-FirstCall/ — CACI International Inc (NYSE: CAI), a leading information technology and network solutions provider to the federal government, announced today record results for its second fiscal quarter and first half ending December 31, 2003. Net income for the second quarter of Fiscal Year 2004 (FY04) increased 35 percent, while revenue was up 29 percent compared to the second quarter of Fiscal Year 2003 (FY03). For the first six months of FY04, net income was up 36 percent, while revenue was up 27 percent versus a year ago.

The increase in earnings and revenue in the quarter and for the first half of FY04 resulted from continuing growth in CACI’s systems integration, engineering services, and knowledge management offerings of its domestic operations. This growth is a result of the company’s strategic focus on national security and the reshaping of the way government agencies communicate, use and disseminate information, deliver services, and conduct business.

Second Quarter Margin Increase Driven by Mix of Business and Operational Efficiencies

Net income for the second quarter of FY04 was $14.3 million, or $0.48 per diluted share, an increase of 35 percent over net income of $10.6 million, or $0.36 per diluted share, reported in the second quarter of FY03. Revenue for the quarter was $263.4 million, an increase of 29 percent over second quarter FY03 revenue of $204.5 million. Operating income in the quarter was $23.2 million, an increase of 38 percent over second quarter FY03 operating income of $16.8 million. For the second quarter, the operating margin increased to 8.8 percent from 8.2 percent a year earlier.

The increased operating margin was driven primarily by a favorable mix of business and continued operational efficiencies. The growth of the company’s operations, including recent acquisitions, continued to be driven by increased demand for mission-critical support for intelligence community customers, knowledge management, engineering and logistics, and systems integration support for the Department of Defense (DoD) and civilian agencies. Internal revenue growth for the company for the quarter was 15 percent.

Second Quarter Highlights

The following highlights occurred during the second fiscal quarter:

*	Contract awards for the quarter totaled approximately $390 million.
*	Net new hires for the second quarter (excluding hires associated with the C-CUBED acquisition), as a result of new awards received, were approximately 250 employees.
*	Revenue from DoD customers increased 32 percent, driven primarily by higher demand from customers such as strategic and tactical organizations in the military intelligence community, the U.S. Army’s Communications-Electronics Command and its Intelligence and Security Command, the U.S. Navy’s Chief of Naval Aviation, and the Naval Surface Warfare Command.
*	Federal civilian agency revenue grew 31 percent primarily from higher volumes of work for customers such as the Department of Justice, the Securities and Exchange Commission, other federal civilian agencies, and the national intelligence community.
*	The acquisition of C-CUBED Corporation, which closed on October 15, 2003, broadened CACI’s C4ISR (command, control, communications, computers, intelligence, surveillance, and reconnaissance) capabilities for clients in the DoD, federal civilian and intelligence communities. Most of C-CUBED’s 400 employees hold high-level security clearances.

First Half FY04 Results Reflect Increasing Profitability and Growth in Key Areas

Net income for the first six months of FY04 was $27.2 million, or $0.91 per diluted share, an increase of 36 percent over net income of $20.0 million, or $0.68 per diluted share, reported for the first half of FY03. For the first half of FY04, revenue increased 27 percent, to $499.1 million, compared with $392.5 million reported in the same period of FY03. Operating income for the first six months of FY04 was $43.7 million, up 39 percent over operating income of $31.5 million reported a year earlier. The operating margin in the first six months of FY04 improved to 8.8 percent from 8.0 percent a year earlier. The higher operating margin was driven primarily by operational cost efficiencies, cost synergies associated with acquisitions, and a favorable mix of business.

Revenue growth was driven by increased demand from federal government customers, such as those noted above, in the second quarter. Internal revenue growth was 13 percent for the first half of the company’s FY04.

Commentary

Commenting on the results, Dr. J.P. London, CACI’s Chairman, President, and Chief Executive Officer, said, “CACI’s strong growth in the second quarter reflected the successful, ongoing implementation of our business strategy. We accelerated our strong operational performance, meeting the demands of our longtime customers and initiated new key customer relationships. We combined successful performance with key wins in government human resources and healthcare, the intelligence community and with the integration of our C-CUBED acquisition. We expanded our employee base and are now providing mission- critical support to customers around the world.”

Dr. London continued, “As we move into the second half of our FY04, we believe that the operational tempo we have experienced in the first half of the fiscal year will continue. We believe that opportunities for us to continue to support our customers throughout the federal government remain robust. We are confident that our strategic focus on national security and information technology solutions for the transformation of the federal government’s operations remains the key to our future growth and the enhancement of shareholder value.”

Subsequent Event

Effective January 16, 2004, CACI acquired the outstanding shares of MTL Systems, Inc (MTL). Located in Dayton, Ohio, MTL provides engineering and integration services primarily for the Department of Defense, and had revenue of approximately $5 million during its last fiscal year. MTL’s 55 employees have such areas of expertise as advanced imagery technology, remote sensing, algorithm development, modeling and simulation, and rapid change detection. Most of MTL’s employees hold high-level security clearances. Terms of the transaction were not disclosed.

Company Guidance Increased for Remainder of FY04

The company also increased its guidance for its full year FY04, and issued initial guidance for its third and fourth fiscal quarters. This guidance excludes any revenue or income from additional acquisitions that might be closed prior to the end of FY04. The table below summarizes the guidance ranges for each of those periods and shows the change over the same periods in FY03:

(In millions except for earnings per share)

	Q3'04	Change	Q4'04	Change

Revenue	$278-$288	25%-30%	$288-$298	26%-30%
Net Income	$14.7-$15.3	29%-33%	$15.4-$16.0	16%-21%
Diluted earnings per share	$0.49-$0.51	26%-30%	$0.51-$0.53	13%-17%
Diluted weighted average shares	30.2		30.3

			Total FY'04	Change

Revenue			$1,065 - $1,085	26%-29%
Net Income			$57.4-$58.5	28%-31%
Diluted earnings per share			$1.91-$1.95	26%-28%
Diluted weighted average shares			30.0

Investors are reminded that actual results may differ from these estimates for the reasons described at the end of the release.

Conference Call Information

The company has scheduled a conference call for 8:30 AM Eastern time Thursday, January 22nd, during which management will be making a brief presentation focusing on second quarter results, operating trends and its expectations. A question-and-answer session will follow to allow further discussion of the results and the company’s future expectations. Interested parties can listen to the conference call and view the accompanying exhibits over the Internet by logging on to CACI’s Internet site at www.caci.com at the scheduled time. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern time Thursday, January 22nd, and can be accessed through CACI’s homepage (www.caci.com) by clicking on the CACI Investor Info button.

About CACI

CACI International Inc provides the IT and network solutions needed to prevail in today’s new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 7,200 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

Forward Looking Statements

There are statements made herein which may not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and United Kingdom, (the UK economy is experiencing a downturn that affects the Registrant’s UK operations) including conditions that result from terrorist activities or war; changes in interest rates; currency fluctuations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects, particularly in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of the amended appeal of CACI International Inc, ASBCA No. 53058; the financial condition of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and competition to hire and retain employees; our ability to complete and successfully integrate acquisitions appropriate to achievement of our strategic plans; our ability to complete performance of fixed price contracts within contract value; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) outsourcing of activities that have been performed by the government; and (ii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the Company’s Securities and Exchange Commission filings.

(Financial tables follow)

Summary Financial Tables

CACI International Inc Consolidated Statements of Operations (Amounts in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	12/31/2003 (Unaudited)	12/31/2002 (Unaudited)	12/31/2003 (Unaudited)	12/31/2002 (Unaudited)
Revenue	$263,351	$204,511	$499,096	$392,489
Costs and Expenses
Direct costs	163,462	125,930	309,289	240,611
Indirect costs and
selling expenses	72,548	58,859	138,064	114,702
Depreciation and
amortization	4,165	2,922	8,002	5,690
Operating expenses	240,175	187,711	455,355	361,003
Operating income	23,176	16,800	43,741	31,486
Interest income	(71)	(163)	(419)	(481)
Income before income taxes	23,247	16,963	44,160	31,967
Income taxes	8,983	6,362	16,930	11,991
Net income	$14,264	$10,601	$27,230	$19,976
Basic earnings per share	$0.49	$0.37	$0.94	$0.70
Diluted earnings per share	$0.48	$0.36	$0.91	$0.68
Weighted average shares
used in per share computations:
Basic	29,081	28,697	28,970	28,571
Diluted	29,968	29,495	29,844	29,399

Statement of Operations Margin Data

	Quarter Ended		Six Months Ended
	12/31/2003	12/31/2002	12/31/2003	12/31/2002
Gross profit margin	37.9%	38.4%	38.0%	38.7%
Operating profit margin	8.8%	8.2%	8.8%	8.0%
Net profit margin	5.4%	5.2%	5.5%	5.1%

Summary Financial Tables (continued)

CACI International Inc Condensed Consolidated Balance Sheets (Amounts in thousands)
	12/31/2003 (Unaudited)	06/30/2003
ASSETS:
Current assets
Cash and cash equivalents	$35,575	$73,735
Marketable securities	5,758	15,291
Accounts receivable
Billed	226,984	179,202
Unbilled	19,439	18,891
Total accounts receivable	246,423	198,093
Other current assets	10,286	10,791
Total current assets	298,042	297,910
Property and equipment, net	19,000	18,634
Goodwill & intangible assets	241,661	218,708
Other	33,278	26,798
Total assets	$591,981	$562,050
LIABILITIES & SHAREHOLDERS’ EQUITY:
Current liabilities
Notes payable	$2,101	$4,558
Accounts payable	13,832	20,739
Accrued compensation & benefits	44,525	44,460
Other current liabilities	39,257	45,568
Total current liabilities	99,715	115,325
Notes payable, long-term	553	--
Postretirement obligations	21,591	14,619
Other long-term liabilities	8,724	10,571
Shareholders’ equity	461,398	421,535
Total liabilities & shareholders’ equity	$591,981	$562,050

Summary Financial Tables (continued)

CACI International Inc Condensed Consolidated Statements of Cash Flows (Amounts in thousands)
	Six Months Ended
	12/31/2003 (Unaudited)	12/31/2002 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 27,230	$ 19,976
Reconciliation of net income to net cash
provided by operating activities
Depreciation and amortization	8,002	5,690
Provision for deferred income taxes	(2,668)	(322)
Changes in operating assets and liabilities
Accounts receivable	(35,685)	(10,266)
Other current assets	(3,344)	(2,959)
Accounts payable and accrued expenses	(2,207)	(931)
Accrued compensation & benefits	(2,958)	(1,488)
Other current liabilities	(6,794)	(1,059)
Other liabilities	5,532	3,857
Net cash (used in) provided by
operating activities	(12,892)	12,498
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property & equipment	(3,001)	(3,876)
Purchases of businesses,
net of cash acquired	(38,037)	(42,782)
Net sales (purchases) of
marketable securities	10,047	(6,777)
Other assets	(1,231)	8
Net cash used in investing activities	(32,222)	(53,427)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock options exercised	6,164	3,170
Net proceeds from stock purchase plans	1,573	--
Purchase of common stock for treasury	(2,029)	(105)
Net cash provided by
financing activities	5,708	3,065
Effect of exchange rates on
cash and equivalents	1,246	843
Net decrease in cash and equivalents	(38,160)	(37,021)
Cash and equivalents, beginning of period	73,735	131,049
Cash and equivalents, end of period	$ 35,575	$ 94,028

Summary Financial Tables (Continued)
Revenue by Customer Type

	Quarter Ended
(dollars in thousands)	12/31/2003		12/31/2002		$ Change	% Change
Department
of Defense	$171,953	65.3%	$129,979	63.5%	$41,974	32.3%
Federal
Civilian
Agencies	75,118	28.5%	57,394	28.1%	17,724	30.9%
Commercial	12,681	4.8%	14,270	7.0%	(1,589)	-11.	1%
State and
Local
Government	3,599	1.4%	2,868	1.4%	731	25.5%
Total	$263,351	100.0%	$204,511	100.0%	$58,840	28.8%

	Six Months Ended
(dollars in thousands)	12/31/2003		12/31/2002		$ Change	% Change
Department
of Defense	$321,662	64.5%	$248,784	63.4%	$72,878	29.3%
Federal
Civilian
Agencies	144,745	29.0%	110,650	28.2%	34,095	30.8%
Commercial	24,678	4.9%	26,860	6.8%	(2,182)	-8.1%
State and
Local
Government	8,011	1.6%	6,195	1.6%	1,816	29.3%
Total	$499,096	100.0%	$392,489	100.0%	$106,607	27.2%

For investor information contact:	For other information contact:

David Dragics	Jody Brown
Vice President,	Senior Vice President,
Investor Relations	Public Relations
(703) 841-7835	(703) 841-7801
ddragics@caci.com	jbrown@caci.com

SOURCE CACI International Inc
-0- 01/21/2004
/CONTACT: For investor information: David Dragics, Vice President, Investor Relations, +1-703-841-7835, ddragics@caci.com, or for other information: Jody Brown, Senior Vice President, Public Relations, +1-703-841-7801, jbrown@caci.com, both of CACI International Inc/
/Web site: http://www.caci.com/
(CAI)

CO:	CACI International Inc
ST:	Virginia
IN:	CPR NET ARO
SU:	ERN ERP CCA